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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) NOVEMBER 18, 1999

                        OCCIDENTAL PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)



            DELAWARE                    1-9210                95-4035997
  (State or other jurisdiction        (Commission           (I.R.S. Employer
       of incorporation)              File Number)         Identification No.)



              10889 WILSHIRE BOULEVARD
              LOS ANGELES, CALIFORNIA                             90024
      (Address of principal executive offices)                  (ZIP code)


               Registrant's telephone number, including area code:
                                 (310) 208-8800


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Item 5.  Other Events
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     On November 18, 1999, Occidental Petroleum Corporation announced that its
OXY USA Inc. subsidiary has agreed to resolve its long-standing Oklahoma litigation with Chevron U.S.A. Inc. (a subsidiary of Chevron Corporation) for a cash payment of $775 million from Chevron U.S.A. Occidental intends to use the proceeds from the settlement primarily to pay down its debt.

     This litigation arose from the 1982 termination by Gulf Oil Corp. (which was subsequently acquired by Chevron) of its merger agreement with Oklahoma-based Cities Service Company (which was subsequently acquired by Occidental). In 1996, a judgment in favor of OXY USA (formerly Cities Service) was entered against Chevron U.S.A. by a state district court in Tulsa, Oklahoma. The Oklahoma Supreme Court affirmed the trial court judgment earlier this year. Shortly thereafter, Chevron filed a petition to the U.S. Supreme Court to review the judgment. That petition has been withdrawn under the terms of the agreement with Chevron U.S.A.
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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             OCCIDENTAL PETROLEUM CORPORATION
                                                       (Registrant)


DATE:    November 19, 1999                   S. P. Dominick, Jr.
                                             -----------------------------------
                                             S. P. Dominick, Jr., Vice President
                                             and Controller